Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE
July 28, 2014

STERLING BANCORP CONTACT:
Luis Massiani, EVP & Chief Financial Officer
845.369.8040

Sterling Bancorp Announces Results for the Third Fiscal Quarter and Nine Months ended June 30, 2014
Strong quarter performance highlighted by core diluted earnings per share2 of $0.19, GAAP diluted earnings per share of $0.18, and annualized commercial loan growth of 33.4%.

Key Highlights for the Third Fiscal Quarter 2014

▪	Total revenue[1] reached $70.7 million.

▪	Tax equivalent net interest margin was 3.84%, compared to 3.76% in the linked quarter and 3.46% in the third quarter of fiscal 2013.

▪	Total non-interest income excluding securities gains was $12.3 million, which represented 17.4% of total revenue[1].

▪	Core total revenue growth[2] of 6.5% versus an increase in core non-interest expense of 12 basis points (linked quarter).

▪	Core operating efficiency[2] ratio was 57.8%.

▪	Annualized commercial loan growth of 33.4% over linked quarter.

▪	Core return on average tangible assets[2] was 0.95%, compared to 0.84% in the linked quarter and 0.68% in the third quarter of fiscal 2013.

▪	Core return on average tangible equity[2] was 12.4%, compared to 10.7% in the linked quarter and 7.5% in the third quarter of fiscal 2013.

MONTEBELLO, N.Y. – July 28, 2014 – Sterling Bancorp (NYSE: STL), the parent company of Sterling National Bank, today announced results for the quarter and nine months ended June 30, 2014. Net income for the quarter was $15.0 million, or $0.18 per diluted share, compared to net income of $6.4 million, or $0.15 per diluted share for the same quarter last year and net income of $10.3 million, or $0.12 per diluted share, for the linked quarter ended March 31, 2014. For the nine months ended June 30, 2014, net income was $11.3 million, or $0.14 per diluted share, compared to net income of $19.9 million, or $0.45 per diluted share for the nine months ended June 30, 2013.

President’s Comments
Jack Kopnisky, President and CEO, commented: “The quarter was highlighted by higher profitability, strong loan growth and significant operating leverage, as we continued to successfully execute our strategy of building a high performance regional bank that delivers superior service to our small and middle market commercial clients and consumers. We continue to make significant progress in the integration of legacy Sterling Bancorp, as evidenced by our strong results in the quarter. Our earnings, balance sheet growth and operating efficiency continue to gain momentum and are on-track to achieve our long-term targets.”

1. Total revenue is equal to net interest income plus non-interest income excluding securities gains and losses.
2. Core measures are defined in the Non-GAAP tables beginning on page 10.

“Core net income for the quarter was $15.7 million and core earnings per diluted share were $0.19, increasing over both the linked and year ago quarters. Our core return on average tangible assets was 0.95% and core return on average tangible equity was 12.4%. This compares to 0.68% and 7.5%, respectively for the same quarter a year ago.

“On a linked quarter basis, our core total revenue grew 6.5% while core non-interest expense increased by 0.12%. We are realizing the anticipated revenue and expense benefits of the merger with legacy Sterling Bancorp and the consolidation of our financial centers and other locations. For the quarter, our core operating efficiency ratio was 57.8%, which compares to 61.4% in the linked quarter and 59.1% in the same quarter a year ago.

“We experienced strong loan growth across multiple asset classes. As of June 30, 2014, total loans including loans held for sale were $4.6 billion, which represented annualized growth of 29.4% over the prior quarter end. Our commercial loan balances grew by $286.2 million to $3.7 billion, which represented annualized growth of 33.4% over the prior quarter end.

“Our funding and liquidity position remains strong. As of June 30, 2014, our retail, commercial and municipal transaction, money market and savings accounts were $4.5 billion, which represented 87.4% of our total deposit balances. A key component of our strategy is to continue growing commercial deposits. During the quarter, commercial transaction deposits increased by $48.0 million, which represented growth of 8.5% over the linked quarter.

“We continue to focus on diversifying and improving our revenue mix. Non-interest income excluding securities gains was $12.3 million for the quarter, which represented approximately 17.4% of total revenue. We have a significant opportunity to grow our specialty lending businesses, which we anticipate will allow us to grow fee income and increase the proportion of fee income to total revenue to approximately 20% - 25% over time.

“Net charge-offs against the allowance for loan losses for the quarter ended June 30, 2014 were $1.6 million, compared to $3.4 million in the prior quarter. The allowance for loan losses to total loans, excluding loans acquired in the Gotham and legacy Sterling Bancorp transactions that were recorded at fair value at their acquisition dates and continue to carry no allowance, was 1.05%. The ratio of allowance for loan losses to non-performing loans continues to strengthen and increased from 53.1% at March 31, 2014 to 64.0% at June 30, 2014.

“All of the issued and outstanding 8.375% Cumulative Trust Preferred Securities of Sterling Bancorp Trust I were redeemed on June 1, 2014, which will generate significant interest expense savings.

“Our capital position remains strong. At June 30, 2014, our tangible equity to tangible assets ratio was 7.60% and our Tier 1 leverage ratio at Sterling National Bank was 9.42%. We have ample capital and liquidity to support our growth and execute our strategy. Lastly, I am pleased to announce our Board of Directors has declared a dividend on our common stock of $0.07 per share payable on August 14, 2014 to our holders on the record date of August 4, 2014.”

Reconciliation of Core to GAAP Results
Results for the third fiscal quarter of 2014 were impacted by pre-tax gains of $2.8 million and pre-tax charges of $3.8 million, which are listed below. Excluding the impact of these items, net income was $15.7 million, or $0.19 per diluted share.

•	A gain on the sale of a financial center location of $925 thousand. The gain was recognized as a reduction of foreclosed property expense.

•	A gain on sale of securities of $1.2 million.

•	A gain on the redemption of the 8.375% Cumulative Preferred Trust Securities of $712 thousand. The gain was recognized as a reduction of other non-interest expense.

•
Costs associated with the banking systems conversion of $1.7 million, which included the payment of a contract termination fee to our current service provider. The charges were recognized as other non-interest expense.

•	A charge to exit certain financial center locations of $571 thousand, which was recognized in other non-interest expense.

•	Amortization of non-compete intangible assets of $1.5 million.

Results for the nine months ended June 30, 2014 were impacted by merger-related expenses associated with the legacy Sterling Bancorp merger transaction, and charges for asset write-downs, the settlement of benefit plan obligations and other charges. In total, merger-related expenses and other charges were $40.8 million the nine months ended June 30, 2014. Excluding the impact of these items, net income for the nine months ended June 30, 2014 was $39.8 million, or $0.50 per diluted share.

See the reconciliation of the Company’s non-GAAP financial measures included in this press release beginning on page 10. Non-GAAP financial measures include references to the terms “core” or “excluding”.

Net Interest Income and Margin
Third quarter fiscal 2014 compared to the third quarter fiscal 2013
Net interest income was $58.5 million, up $30.1 million compared to the third quarter of fiscal 2013. This was mainly the result of higher average loans and investment securities balances and an increase in net interest margin due to the merger transaction with legacy Sterling Bancorp. The tax-equivalent yield on investments increased 37 basis points and yield on loans increased 24 basis points. Yield on loans included $2.9 million in accretion of the fair value discount associated with the loans acquired from Gotham and legacy Sterling Bancorp. The cost of total deposits was 18 basis points and the cost of borrowings was 2.44%. The net interest margin on a tax-equivalent basis was 3.84% compared to 3.46% for the same period a year ago.

Third quarter fiscal 2014 compared with linked quarter ended March 31, 2014
Net interest income increased $4.4 million compared to the linked quarter ended March 31, 2014. The increase in net interest income for the third quarter was due to higher average loans and investment securities balances and an increase in net interest margin. Average earning assets for the quarter were $6.3 billion, the yield on loans was 5.04% and tax-equivalent yield on interest earning assets was 4.30%. Tax-equivalent net interest margin increased to 3.84% from 3.76% in the linked quarter.

Non-interest Income
Third quarter fiscal 2014 compared with third quarter fiscal 2013
Excluding net gains on sale of securities, non-interest income increased $7.6 million to $12.3 million during the third quarter of fiscal 2014. The increase was mainly due to an increase in fees associated with service charges on deposits, fees generated in the factoring and payroll finance businesses and gain on sale income in mortgage banking. The Company realized a net gain on sale of securities of $1.2 million for the third quarter of fiscal 2014 compared to net gain on sale of securities of $1.9 million in the year ago quarter.

Third quarter fiscal 2014 compared with linked quarter ended March 31, 2014
Excluding net gains and losses on sale of securities, non-interest income decreased $77 thousand to $12.3 million during the third fiscal quarter of 2014. The decrease was mainly due to lower levels of gain on sale income in mortgage banking. The Company realized a net gain on sale of securities of $60 thousand in the linked quarter ended March 31, 2014.

Non-interest Expense
Third quarter fiscal 2014 compared with third quarter fiscal 2013
Non-interest expense increased $23.1 million relative to the third quarter of fiscal 2013 to $44.9 million, principally the result of increased compensation and benefits expense, occupancy and office operations expense, and other expenses due to the legacy Sterling Bancorp merger transaction. Other expenses for the quarter included a charge related to the banking systems conversion of $1.2 million, a charge to exit certain financial center locations of $571 thousand, and the amortization of non-compete agreements of approximately $1.5 million. The charge related to the banking systems conversion mainly consisted of an early contract termination fee to our current provider and consulting fees and personnel training costs incurred in connection with the integration of the legacy Provident Bank and legacy Sterling National Bank technology systems. Other expenses also included a favorable gain on the sale of a financial center of $925 thousand included in foreclosed property expense, and a gain on the redemption of the Company’s 8.375% Cumulative Trust Preferred Securities of $712 thousand.

Third quarter fiscal 2014 compared with the linked quarter ended March 31, 2014
Non-interest expense decreased $1.8 million compared to the linked quarter. Other expenses in the second fiscal quarter included merger-related expenses of $388 thousand, a charge related to the core banking systems conversion of $423 thousand, severance compensation of $255 thousand, a charge on the settlement of the legacy Provident employee stock ownership plan and a portion of the legacy Sterling Bancorp defined benefit pension plan obligations of $1.5 million and the amortization of non-compete agreements of $1.5 million.

Income Taxes
In the third quarter of fiscal 2014 the Company recorded income taxes at a rate of 28.7% compared to an effective tax rate of 30.8% in the linked quarter and 30.8% for the same period in fiscal 2013. During the quarter, the Company completed the income tax returns for fiscal year 2013 which resulted in an adjustment to the effective estimated tax rate for fiscal 2014.

Key Balance Sheet Highlights at June 30, 2014

▪	Total assets were $7.3 billion.

▪	Total loans including loans held for sale were $4.6 billion.

▪
Commercial and industrial loans represented 43.8%, commercial real estate loans represented 37.6%, consumer and residential mortgage loans represented 16.4%, and acquisition, development and construction loans represented 2.2% of the total loan portfolio.

▪
Commercial loan growth, which includes commercial and industrial loans, commercial real estate loans and specialty lending businesses was $286.3 million for the quarter ended June 30, 2014, and represented annualized growth of 33.4% over the prior quarter.

▪	Securities, excluding FHLB and FRB stock, were $1.7 billion and represented 23.9% of total assets.

▪	Total deposits were $5.1 billion.

▪	Transaction, money market and savings deposits (including municipal deposits) were $4.5 billion and represented 87.4% of total deposits.

▪
The allowance for loan losses was $36.4 million and represented 1.05% of total loans excluding the impact of loans acquired in the Gotham and the legacy Sterling Bancorp merger transactions that were recorded at fair value at the acquisition date and continue to carry no allowance for loan losses.

▪	Tangible book value per share was $6.20.

Credit Quality
Non-performing loans decreased $3.5 million to $56.8 million, or 1.18% of total loans at June 30, 2014 compared to $60.3 million, or 1.30% of total loans at March 31, 2014. Net charge-offs for the third quarter that were charged to the allowance for loan losses were $1.6 million compared to $3.4 million in the linked quarter. The allowance for loan losses at June 30, 2014 was $36.4 million, which represented 64.0% of non-performing loans and 0.80% of our total loan portfolio. The increase in the balance of the allowance for loan losses was mainly related to the higher balance of loans outstanding at June 30, 2014. The allowance for loan losses to total loans, excluding loans acquired in the Gotham and legacy Sterling Bancorp merger transactions that were recorded at fair value at the acquisition dates and continue to carry no allowance, was 1.05% at June 30, 2014. Please refer to the Company’s reconciliation of this non-GAAP measure on page 10.

Capital
The Company’s stockholders’ equity was $953.4 million at June 30, 2014, an increase of $470.6 million relative to September 30, 2013. The increase in stockholders’ equity was mainly the result of the legacy Sterling Bancorp merger transaction, which increased capital by $457.4 million. Other contributors to the change in capital included fiscal year to date net income of $11.3 million, an increase in other comprehensive income of $7.6 million and items related to stock-based compensation of $5.6 million. These increases were partially offset by dividends of $11.7 million declared during the first nine months of fiscal 2014.

Tangible book value per share decreased from $7.08 at September 30, 2013 to $6.20 at June 30, 2014. Total goodwill and other intangible assets were $435.2 million at June 30, 2014, an increase of $266.2 million over September 30, 2013. For the quarter ended June 30, 2014, basic and diluted weighted average common shares outstanding increased to 83.6 million and 83.8 million, respectively, compared to 43.7 million basic shares and 43.9 million diluted shares, respectively, for the quarter ended September 30, 2013. The increase in weighted average basic and diluted shares is mainly the result of the issuance of 39.1 million shares of common stock on October 31, 2013 in connection with the legacy Sterling Bancorp merger transaction. Total shares outstanding at June 30, 2014 were approximately 83.6 million.

Consolidated tangible equity to tangible assets was 7.60% at June 30, 2014 and Sterling National Bank remained well capitalized with a Tier 1 leverage ratio of 9.42%.

Sterling Bancorp will host a teleconference and webcast on Tuesday, July 29, 2014 at 10:30 AM EDT to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website www.sterlingbancorp.com. Analysts are invited to listen by dialing (855) 877-0343, Conference ID #68944927. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, of which the principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: difficulties and delays in integrating the combined businesses of Provident New York Bancorp and legacy Sterling Bancorp or fully realizing cost savings and other benefits; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	6/30/2014	9/30/2013	6/30/2013
Assets:
Cash and due from banks	$216,509	$113,090	$109,166
Investment securities	1,730,980	1,208,392	1,065,724
Loans held for sale	20,217	1,011	1,539
Loans:
Residential mortgage	528,176	400,009	369,613
Commercial real estate	1,721,522	1,277,037	1,210,248
Commercial and industrial	2,006,008	439,787	453,145
Acquisition, development and construction	102,090	102,494	106,198
Consumer	200,828	193,571	197,330
Total loans, gross	4,558,624	2,412,898	2,336,534
Allowance for loan losses	(36,350)	(28,877)	(28,374)
Total loans, net	4,522,274	2,384,021	2,308,160
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	74,078	24,312	28,368
Accrued interest receivable	16,569	11,698	11,320
Premises and equipment, net	48,286	36,520	37,473
Goodwill	387,325	163,117	163,117
Other intangibles	47,860	5,891	6,201
Bank owned life insurance	118,689	60,914	60,412
Other real estate owned	5,017	6,022	4,376
Other assets	62,925	34,184	28,573
Total assets	$7,250,729	$4,049,172	$3,824,429
Liabilities:
Deposits	$5,102,457	$2,962,294	$2,739,214
FHLB borrowings	939,868	442,602	532,367
Other borrowings	23,601	20,351	20,438
Senior notes	98,308	98,033	—
Mortgage escrow funds	3,980	12,646	25,915
Other liabilities	129,082	30,380	26,330
Total liabilities	6,297,296	3,566,306	3,344,264
Stockholders’ equity	953,433	482,866	480,165
Total liabilities and stockholders’ equity	$7,250,729	$4,049,172	$3,824,429

Shares of common stock outstanding at period end	83,600,529	44,351,046	44,353,276
Book value per share	$11.40	$10.89	$10.83
Tangible book value per share	6.20	7.08	7.01

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
Interest and dividend income:
Loans and loan fees	$54,189	$50,312	$26,638	$147,789	$80,087
Securities taxable	8,005	7,573	4,189	22,479	12,761
Securities non-taxable	2,751	2,674	1,500	7,587	4,447
Other earning assets	816	766	266	1,941	863
Total interest income	65,761	61,325	32,593	179,796	98,158
Interest expense:
Deposits	2,319	2,394	1,151	6,542	4,872
Borrowings	4,991	4,903	3,125	14,899	9,227
Total interest expense	7,310	7,297	4,276	21,441	14,099
Net interest income	58,451	54,028	28,317	158,355	84,059
Provision for loan losses	5,950	4,800	3,900	13,750	9,450
Net interest income after provision for loan losses	52,501	49,228	24,417	144,605	74,609
Non-interest income:
Accounts receivable / factoring commissions and other fees	3,613	3,500	—	9,332	—
Mortgage banking income	1,927	2,383	429	5,926	1,682
Deposit fees and service charges	3,897	3,904	2,615	11,745	8,129
Net gain on sale of securities	1,193	60	1,945	607	5,590
Investment management fees	681	542	613	1,763	1,740
Bank owned life insurance	820	729	496	2,289	1,496
Other	1,340	1,297	483	3,422	2,455
Total non-interest income	13,471	12,415	6,581	35,084	21,092
Non-interest expense:
Compensation and benefits	23,381	25,263	11,320	72,199	35,424
Stock-based compensation plans	780	927	547	2,698	1,726
Occupancy and office operations	6,992	7,254	3,423	20,579	11,187
Merger-related expenses	—	388	1,516	9,455	2,058
Advertising and promotion	963	422	307	1,694	1,086
Professional fees	1,683	1,500	526	5,000	2,653
Data and check processing	1,117	663	588	2,375	2,060
Amortization of intangible assets	2,511	2,511	337	6,897	986
FDIC insurance and regulatory assessments	1,795	1,567	875	4,527	2,346
Other real estate owned, net (income) expense	(881)	61	(28)	(452)	1,172
Other	6,563	6,167	2,378	39,675	6,976
Total non-interest expense	44,904	46,723	21,789	164,647	67,674
Income before income tax expense	21,068	14,920	9,209	15,042	28,027
Income tax expense	6,057	4,588	2,833	3,701	8,102
Net income	$15,011	$10,332	$6,376	$11,341	$19,925
Basic earnings per share	$0.18	$0.12	$0.15	$0.14	$0.46
Diluted earnings per share	0.18	0.12	0.15	0.14	0.45
Dividends declared per share	0.07	0.07	0.06	0.14	0.18
Weighted average common shares:
Basic	83,580,050	83,497,765	43,801,867	79,142,738	43,766,402
Diluted	83,806,135	83,794,107	43,906,158	79,401,731	43,850,601

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total assets	$7,250,729	$6,924,419	$6,667,437	$4,049,172	$3,824,429
Securities available for sale	1,160,510	1,233,310	1,153,313	954,393	889,747
Securities held to maturity	570,470	527,265	508,337	253,999	175,977
Loans, gross [1]	4,558,624	4,244,354	4,127,141	2,412,898	2,336,534
Goodwill	387,325	387,286	387,517	163,117	163,117
Other intangibles	47,860	50,441	53,020	5,891	6,201
Deposits	5,102,457	5,211,724	4,920,564	2,962,294	2,739,214
Municipal deposits (included above)	824,522	926,618	673,656	757,066	465,566
Borrowings	1,061,777	634,516	696,270	560,986	552,805
Stockholders’ equity	953,433	936,466	925,109	482,866	480,165
Tangible equity	518,248	498,739	484,572	313,858	310,847
Average Balances
Total assets	$7,048,328	$6,747,546	$6,013,816	$3,907,960	$3,745,356
Loans, gross:
Residential mortgage	536,038	520,887	491,231	379,640	366,823
Commercial real estate	1,680,242	1,580,454	1,466,986	1,247,055	1,175,094
Commercial and industrial	1,805,048	1,625,720	1,268,492	443,349	398,622
Acquisition, development and construction	94,804	93,531	98,691	104,856	114,286
Consumer	199,626	199,834	200,637	194,718	199,861
Loans, total [1]	4,315,758	4,020,426	3,526,037	2,369,618	2,254,686
Securities (taxable)	1,444,507	1,386,538	1,330,646	963,949	909,312
Securities (non-taxable)	339,417	324,470	250,520	157,480	184,325
Total earning assets	6,265,883	5,985,054	5,207,436	3,529,321	3,378,655
Deposits:
Non-interest bearing demand	1,681,169	1,640,125	1,361,622	669,067	625,684
Interest bearing demand	712,051	761,409	619,746	426,602	461,390
Savings (including mortgage escrow funds)	606,518	613,131	622,530	601,272	581,106
Money market	1,625,335	1,461,774	1,182,858	715,351	777,857
Certificates of deposit	549,201	582,580	565,462	335,616	338,017
Total deposits and mortgage escrow	5,174,274	5,059,019	4,352,218	2,747,908	2,784,054
Borrowings	820,607	660,486	709,125	653,147	440,579
Equity	944,476	934,304	780,241	478,491	494,049
Tangible equity	507,671	494,697	432,703	309,327	324,540
Condensed Tax Equivalent Income Statement
Interest and dividend income	$65,761	$61,325	$52,711	$33,903	$32,593
Tax equivalent adjustment*	1,481	1,440	1,164	666	808
Interest expense	7,310	7,297	6,835	5,795	4,276
Net interest income (tax equivalent)	59,932	55,468	47,040	28,774	29,125
Provision for loan losses	5,950	4,800	3,000	2,700	3,900
Net interest income after provision for loan losses	53,982	50,668	44,040	26,074	25,225
Non-interest income	13,471	12,415	9,148	6,600	6,581
Non-interest expense	44,904	46,723	72,974	23,367	21,789
Income (loss) before income tax expense	22,549	16,360	(19,786)	9,307	10,017
Income tax expense (benefit) (tax equivalent)*	7,538	6,028	(5,784)	3,978	3,641
Net income (loss)	$15,011	$10,332	$(14,002)	$5,329	$6,376
[1] Does not reflect allowance for loan losses of $36,350, $32,015, $30,612, $28,877 and $28,374.
*Tax exempt income assumed at a statutory 35% federal tax rate.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL RATIOS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
Per Share Data	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Basic earnings per share	$0.18	$0.12	$(0.20)	$0.12	$0.15
Diluted earnings per share	0.18	0.12	(0.20)	0.12	0.15
Dividends declared per share	0.07	0.07	—	0.12	0.06
Tangible book value per share	6.20	5.97	5.77	7.08	7.01
Shares of common stock outstanding	83,600,529	83,544,307	83,955,647	44,351,046	44,353,276
Basic weighted average common shares outstanding	83,580,050	83,497,765	70,493,305	43,742,903	43,801,867
Diluted weighted average common shares outstanding	83,806,135	83,794,107	70,493,305	43,859,834	43,906,158
Performance Ratios (annualized)
Return on average assets	0.85%	0.62%	(0.92)%	0.54%	0.68%
Return on average equity	6.37%	4.48%	(7.12)%	4.42%	5.18%
Return on average tangible equity [1]	11.86%	8.47%	(12.84)%	6.83%	7.88%
Core operating efficiency [1]	57.8%	61.4%	65.4%	64.7%	59.1%
Analysis of Net Interest Income
Yield on loans	5.04%	5.05%	4.88%	4.70%	4.80%
Yield on investment securities - tax equivalent[2]	2.75%	2.77%	2.57%	2.35%	2.38%
Yield on earning assets - tax equivalent[2]	4.30%	4.25%	4.10%	3.89%	3.97%
Cost of deposits	0.18%	0.19%	0.17%	0.15%	0.17%
Cost of borrowings	2.44%	3.01%	2.80%	2.88%	2.84%
Cost of interest bearing liabilities	0.68%	0.73%	0.73%	0.84%	0.66%
Net interest rate spread - tax equivalent basis[2]	3.62%	3.52%	3.37%	3.05%	3.31%
Net interest margin - tax equivalent basis[2]	3.84%	3.76%	3.58%	3.23%	3.46%
Capital
Tier 1 leverage ratio - Bank only	9.42%	9.83%	10.58%	9.33%	8.49%
Tier 1 risk-based capital - Bank only	$624,599	$622,878	$593,462	$363,274	$311,507
Total risk-based capital - Bank only	661,344	655,288	624,469	392,376	340,077
Tangible equity as a % of tangible assets - consolidated [1]	7.60%	7.69%	7.78%	8.09%	8.50%
Asset Quality
Non-performing loans (NPLs) non-accrual	$53,153	$54,877	$35,597	$22,807	$27,244
Non-performing loans (NPLs) still accruing	3,645	5,394	2,845	4,099	4,216
Other real estate owned	5,017	9,275	11,751	6,022	4,376
Non-performing assets (NPAs)	61,815	69,546	50,193	32,928	35,836
Net charge-offs	1,615	3,397	1,265	2,197	3,070
Net charge-offs as a % of average loans (annualized)	0.15%	0.34%	0.14%	0.37%	0.54%
NPLs as a % of total loans	1.25%	1.42%	0.93%	1.12%	1.35%
NPAs as a % of total assets	0.85%	1.00%	0.75%	0.81%	0.94%
Allowance for loan losses as a % of NPLs	64.0%	53.1%	79.63%	107.3%	90.2%
Allowance for loan losses as a % of total loans	0.80%	0.75%	0.74%	1.20%	1.21%
Allowance for loan losses as a % of total loans, excluding Gotham and legacy Sterling loans[1]	1.05%	1.12%	1.24%	1.27%	1.30%
Special mention loans	$41,829	$39,964	$38,834	$13,530	$24,327
Substandard / doubtful loans	79,110	82,673	77,337	61,095	62,165
[1] See reconciliation of non-GAAP measure on following page.
[2] Tax equivalent adjustment represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35% for all periods presented.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors.
The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio:
Total assets	$7,250,729	$6,924,419	$6,667,437	$4,049,172	$3,824,429
Goodwill and other intangibles	(435,185)	(437,727)	(440,537)	(169,008)	(169,318)
Tangible assets	6,815,544	6,486,692	6,226,900	3,880,164	3,655,111
Stockholders’ equity	953,433	936,466	925,109	482,866	480,165
Goodwill and other intangibles	(435,185)	(437,727)	(440,537)	(169,008)	(169,318)
Tangible stockholders’ equity	518,248	498,739	484,572	313,858	310,847
Shares of common stock outstanding at period end	83,600,529	83,544,307	83,955.647	44,351,046	44,353,276
Tangible equity as a % of tangible assets	7.60%	7.69%	7.78%	8.09%	8.50%
Tangible book value per share	$6.20	$5.97	$5.77	$7.08	$7.01
The Company believes that tangible equity is useful as a tool to help assess a company’s capital position.

The following table shows the reconciliation of return on average tangible equity and core return on average tangible equity:
Average stockholders’ equity	$944,476	$934,304	$780,241	$478,491	$494,049
Average goodwill and other intangibles	(436,805)	(439,613)	(347,538)	(169,164)	(169,509)
Average tangible stockholders’ equity	507,671	494,691	432,703	309,327	324,540
Net income (loss)	15,011	10,332	(14,002)	5,329	6,376
Net income (loss), if annualized	60,209	41,902	(55,551)	21,142	25,574
Return on average tangible equity	11.86%	8.47%	(12.84)%	6.83%	7.88%
Core net income (see reconciliation on page 11)	$15,715	$13,094	$9,805	$5,006	$6,079
Annualized core net income	63,033	53,103	38,900	19,861	24,383
Core return on average tangible equity	12.42%	10.73%	8.99%	6.42%	7.51%
The Company believes that the return on average tangible stockholders’ equity is useful as a tool to help assess a company’s use of tangible equity.

The following table shows the reconciliation of the allowance for loan losses to total loans and to total loans excluding Gotham and legacy Sterling Bancorp loans:
Total loans	$4,558,624	$4,244,354	$4,127,141	$2,412,898	$2,336,534
Gotham loans	(95,458)	(101,273)	(117,046)	(133,493)	(152,825)
Legacy Sterling loans	(996,759)	(1,277,335)	(1,539,962)	—	—
Total loans, excluding Gotham and legacy Sterling loans	3,466,407	2,865,746	2,470,133	2,279,405	2,183,709
Allowance for loan losses	36,350	32,015	30,612	28,877	28,374
Allowance for loan losses to total loans	0.80%	0.75%	0.74%	1.20%	1.21%
Allowance for loan losses to total loans, excluding Gotham and legacy Sterling loans	1.05%	1.12%	1.24%	1.27%	1.30%
As required by GAAP, the Company recorded at fair value the loans acquired in the Gotham and legacy Sterling Bancorp transactions. These loans carry no allowance for loan losses for the periods reflected above.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
The following table shows the reconciliation of the core operating efficiency ratio:
Net interest income	$58,451	$54,028	$45,876	$28,108	$28,317
Non-interest income	13,471	12,415	9,148	6,600	6,581
Total net revenue	71,922	66,443	55,024	34,708	34,898
Tax equivalent adjustment on securities interest income	1,481	1,440	1,164	666	808
Net (gain) loss on sale of securities	(1,193)	(60)	645	(1,801)	(1,945)
Other (other gains and fair value loss on interest rate caps)	—	—	(93)	81	—
Core total revenue	72,210	67,823	56,740	33,654	33,761
Non-interest expense	44,904	46,723	72,974	23,367	21,789
Merger-related expense	—	(388)	(9,068)	(714)	(1,516)
Charge for asset write-downs, banking systems conversion, retention and severance compensation	(1,078)	(678)	(22,167)	(564)	—
Gain on sale of financial center and redemption of Trust Preferred Securities	1,637	—	—	—	—
Banking system contract termination fee	(1,243)	—	—	—	—
Charge on benefit plan settlement	—	(1,486)	(2,743)	—	—
Amortization of intangible assets	(2,511)	(2,511)	(1,875)	(310)	(337)
Core non-interest expense	41,709	41,660	37,121	21,779	19,936
Core efficiency ratio	57.8%	61.4%	65.4%	64.7%	59.1%
The Company believes the core operating efficiency ratio is a useful tool to help assess the Company’s core operating performance.

The following table shows the reconciliation of net income (loss) and earnings (loss) per share excluding merger-related expenses, a charge for asset write-downs, core conversion, retention and severance compensation, a charge on settlement of benefit pension plans and the amortization of non-compete agreements (core diluted EPS):

Income (loss) before income tax expense	$21,068	$14,920	$(20,950)	$8,641	$9,209
Income tax expense (benefit)	6,057	4,588	(6,948)	3,312	2,833
Net income (loss)	15,011	10,332	(14,002)	5,329	6,376

Net (gain) loss on sale of securities	(1,193)	(60)	645	(1,801)	(1,945)
Merger-related expense	—	388	9,068	714	1,516
Charge for asset write-downs, banking systems conversion, retention and severance compensation	1,078	678	22,167	564	—
Gain on sale of financial center and redemption of Trust Preferred Securities	(1,637)	—	—	—	—
Banking system contract termination fee	1,243	—	—	—	—
Charge on benefit plan settlement	—	1,486	2,743	—	—
Amortization of non-compete agreements	1,497	1,497	998	—	—
Total charges	988	3,989	35,621	(523)	(429)
Income tax (benefit)	(284)	(1,227)	(11,814)	200	132
Total charges net of tax benefit	704	2,762	23,807	(323)	(297)
Core net income	$15,715	$13,094	$9,805	$5,006	$6,079

Weighted average diluted shares[1]	83,806,135	83,794,107	70,707,292	43,859,834	43,906,158
Diluted EPS as reported	$0.18	$0.12	$(0.20)	$0.12	$0.15
Core diluted EPS (excluding total charges)	0.19	0.16	0.14	0.11	0.14
The Company believes the presentation of its net income excluding total charges provides a useful tool to help assess the Company’s profitability.
[1] For the first fiscal quarter of 2014 represents diluted share calculation to compute diluted EPS assuming net income.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
The following table shows the reconciliation of return on tangible assets and core return on tangible assets:
Average assets	$7,048,328	$6,747,546	$6,013,816	$3,907,960	$3,745,356
Average goodwill and other intangibles	(436,805)	(439,613)	(347,538)	(169,164)	(169,509)
Average tangible assets	6,611,523	6,307,933	5,666,278	3,738,796	3,575,847
Net income (loss)	15,011	10,332	(14,002)	5,329	6,376
Net income (loss), if annualized	60,209	41,902	(55,551)	21,142	25,574
Return on average tangible assets	0.91%	0.66%	(0.98)%	0.57%	0.72%
Core net income (see reconciliation on page 11)	$15,715	$13,094	$9,805	$5,006	$6,079
Annualized core net income	63,033	53,103	38,900	19,861	24,383
Core return on average tangible assets	0.95%	0.84%	0.69%	0.53%	0.68%
The company believes that the core return on average tangible assets is a useful too to help assess the Company’s profitability.

The following table shows the reconciliation of net income and core net income for the nine months ended June 30:
				For the nine months ended
				6/30/2014	6/30/2013
Income before income tax expense				$15,042	$28,027
Income tax expense				3,701	8,102
Net income				11,341	19,925

Net gain on sale of securities				(607)	(5,590)
Gain on sale of financial center and redemption of Trust Preferred Securities				(1,637)	—
Merger-related expenses				9,455	2,058
Charge for asset write-downs, banking systems conversion, retention and severance				25,354	—
Charge on benefit plan settlement				4,229	—
Amortization of non-compete agreements				3,992	—
Total charges				40,786	(3,532)
Income tax (benefit)				12,350	(1,021)
Total non-core charges (gains) net of taxes				28,436	(2,511)
Core net income				$39,777	$17,414

Weighted average diluted shares				79,401,731	43,850,601
Diluted EPS as reported				$0.14	$0.45
Diluted EPS (excluding total charges)				0.50	0.40
The Company believes the presentation of its net income excluding total charges provides a useful tool to help assess the Company’s profitability.